GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND

c/o BNY Mellon Investment Adviser, Inc.

240 Greenwich Street

New York, NY  10286

Please Review

Dear Shareholder:

As a shareholder of General Government Securities Money Market Fund (the “Fund”), you recently were sent proxy materials asking you to vote on an Agreement and Plan of Reorganization, providing for the transfer of all of the Fund's assets to Dreyfus Government Cash Management (the “Acquiring Fund”) in exchange solely for the relevant class of shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s stated liabilities, in a tax-free reorganization.  This proposal was presented at the Fund's Special Shareholder Meeting held on February 24, 2021; however, the Fund did not receive enough shareholder participation to formally approve or disapprove the proposal.

With that being said, the meeting has been adjourned to March 25, 2021 at 9:30 am eastern time to solicit further participation from shareholders who have not yet voted on this matter.  At the March 25th meeting, you will have the opportunity to vote on the proposed reorganization.

RATIONALE AND BENEFITS OF THE PROPOSED MERGER

FUND	->	ACQUIRING FUND
General Government Securities Money Market Fund	->	Dreyfus Government Cash Management

1.        The Acquiring Fund is substantially larger than the Fund

2.        If you hold Dreyfus Class shares or Class A shares of the Fund, you will receive Wealth shares of the Acquiring Fund, and if you hold Class B shares of the Fund, you will receive Service shares of the Acquiring Fund

3.        The Acquiring Fund’s Wealth shares have a lower total annual expense ratio than the Fund’s Class A shares (and will have a lower total annual expense ratio than the Fund’s Dreyfus Class shares and Class A shares after the Reorganization), and the Acquiring Fund’s Service shares have a lower total annual expense ratio than the Fund’s Class B shares.

4.        Each fund has the same investment objective and substantially similar investment management policies

5.        The funds have comparable performance records

6.        The Acquiring Fund offers the same shareholder privileges as the Fund

WHAT DO WE NEED FROM YOU?

While the reorganization offers many potential benefits to Fund shareholders, the reorganization cannot be implemented without obtaining the required authorization from Fund shareholders.  Accordingly, your vote is crucial.

Enclosed you will find a proxy card and business reply envelope.  The proxy card includes information about the Special Meeting of Shareholders, as adjourned, which is being held to present this proposal, and instructions on how to vote on this matter.  We have already received a highly favorable response; however, the Fund has not received the necessary votes to meet the vote requirement.  Unless a sufficient number of votes are obtained, the reorganization cannot take place.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today.  Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement and vote using one of the convenient methods described below.  For further information about the proposed reorganization or how to vote, you can reach us at 1 (800) 817-5468.

For more details on the proposed reorganization, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement.  You may obtain another copy of the document by contacting us at 1-(800) 817-5468.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

IMPORTANT NOTICE

To:  Customers of Pershing LLC.

The enclosed, time sensitive material relates to a cash investment you own in the following Money Market Product(s):

Security ID	Security Name	Class
369899307	General Treasury Securities Money Market Fund	Class A
369899406	General Treasury Securities Money Market Fund	Class B
369899604	General Treasury Securities Money Market Fund	Dreyfus Class

369899109	General Government Securities Money Market Fund	Class A
369899208	General Government Securities Money Market Fund	Class B
369899703	General Government Securities Money Market Fund	Dreyfus Class

If you don’t immediately recognize one or more of these money market products, it is likely because it is being used as an investment vehicle for uninvested funds sitting in your brokerage account at Pershing LLC. and was likely a direction stipulated by you when you opened your account.

Please review the enclosed material and act promptly.  If you should have any questions in this regard please contact us at 1-(800) 817-5468 between the hours of 9:00 a.m. to 10:00 p.m. eastern time, Monday to Friday.

Thank you.

R19369, R19143

IMPORTANT NOTICE

To:  Customers of Pershing LLC.

The enclosed, time sensitive material relates to a cash investment you own in the following Money Market Product(s):

Security ID	Security Name	Class
369899307	General Treasury Securities Money Market Fund	Class A
369899406	General Treasury Securities Money Market Fund	Class B
369899604	General Treasury Securities Money Market Fund	Dreyfus Class

369899109	General Government Securities Money Market Fund	Class A
369899208	General Government Securities Money Market Fund	Class B
369899703	General Government Securities Money Market Fund	Dreyfus Class

If you don’t immediately recognize one or more of these money market products, it is likely because it is being used as an investment vehicle for uninvested funds sitting in your brokerage account at Pershing LLC. and was likely a direction stipulated by you when you opened your account.

Please review the enclosed material and act promptly.  If you should have any questions in this regard please contact us at 1-(800) 817-5468 between the hours of 9:00 a.m. to 10:00 p.m. eastern time, Monday to Friday.

Thank you.

R19369, R19143

IMPORTANT NOTICE

To:  Customers of Baird

The enclosed material relates to a cash investment you own in the following Money Market Product:

DREYFUS GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND

Security ID	Security Name	Class
369899109	General Government Securities Money Market Fund	Class A
369899208	General Government Securities Money Market Fund	Class B
369899703	General Government Securities Money Market Fund	Dreyfus Class

If you don’t immediately recognize one or more of these money market products, it is likely because it is being used as an investment vehicle for uninvested funds sitting in your brokerage account at Baird and was likely a direction stipulated by you when you opened your account.

Please review the enclosed material and act promptly.  If you should have any questions in this regard, please contact us at 1-(800) 817-5468 between the hours of 9:00 a.m. to 10:00 p.m. eastern time, Monday to Friday.

Thank you.

R79040

IMPORTANT NOTICE

To:  Customers of Baird

The enclosed material relates to a cash investment you own in the following Money Market Product:

DREYFUS GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND

Security ID	Security Name	Class
369899109	General Government Securities Money Market Fund	Class A
369899208	General Government Securities Money Market Fund	Class B
369899703	General Government Securities Money Market Fund	Dreyfus Class

If you don’t immediately recognize one or more of these money market products, it is likely because it is being used as an investment vehicle for uninvested funds sitting in your brokerage account at Baird and was likely a direction stipulated by you when you opened your account.

Please review the enclosed material and act promptly.  If you should have any questions in this regard, please contact us at 1-(800) 817-5468 between the hours of 9:00 a.m. to 10:00 p.m. eastern time, Monday to Friday.

Thank you.

R79040